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                                                                      EXHIBIT 23



                              ACCOUNTANTS' CONSENT


The Board of Directors and Stockholders
York International Corporation:

We consent to incorporation by reference in the Registration Statements on Forms S-8 (File No. 33-25440 1989 Employee Stock Option Plan, File No. 333-2384 Amended and Restated 1992 Omnibus Stock Plan and File No. 33-64684 1992 Omnibus Stock Plan and 1992 Employee Stock Purchase Plan) of York International Corporation of our reports dated February 20, 2001, relating to the consolidated balance sheets of York International Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, comprehensive income, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 2000 and the related financial statement schedule, which reports appear in or are incorporated by reference in the December 31, 2000 annual report on Form 10-K of York International Corporation.




 /S/ KPMG LLP

KPMG LLP


Harrisburg, Pennsylvania
March 28, 2001